Exhibit 10.3
RELEASE AGREEMENT
This Release Agreement (“Agreement”) is made by and between Yevgeny Fundler (“EMPLOYEE”) and Benson Hill Holdings, Inc. (“EMPLOYER”). The terms of this Agreement are as follows:
A.EMPLOYEE has been employed by EMPLOYER at-will;
B.EMPLOYEE and EMPLOYER mutually agreed to terminate their employment relationship effective May 10, 2024 (“Separation Date”) pursuant to that certain Separation Agreement, dated on or about April 10, 2024 (the “Separation Agreement”) under circumstances that do not qualify EMPLOYEE for severance benefits under the Benson Hill, Inc. Executive Severance Plan;
C.The parties desire to settle and resolve any and all disputes and claims that have been or could have been asserted between them or any other affiliated entities, up to and including the date of this Agreement; and
D.EMPLOYER desires to offer EMPLOYEE certain separation benefits in exchange for EMPLOYEE’s promises in this Agreement, including but not limited to EMPLOYEE’s agreement to provide Transition Services (defined below) for ninety days following EMPLOYEE’s Separation Date and EMPLOYEE’s release of all claims that have been or could have been asserted by EMPLOYEE, up to and including the date of this Agreement.
For and in consideration of the mutual releases, covenants and undertakings hereinafter set forth, and for other good and valuable consideration, which each party hereby acknowledges, it is agreed as follows:
1.Transition Services. In exchange for the promises and separation benefits outlined in this Agreement, EMPLOYEE agrees to provide transition services, as directed by the CEO of EMPLOYER or the delegated representative of the CEO, to EMPLOYER for up to twenty hours per week for sixty days following the Separation Date (the “Transition Services”).
2.Separation Pay. In exchange for the Transition Services and EMPLOYEE’s other promises outlined in this Agreement and EMPLOYEE’s promises under the Separation Agreement, EMPLOYER agrees to:
a.Pay EMPLOYEE the amount of $260,268 (“Separation Payment”) which is equal to eight months (the “Separation Period”) base pay as of EMPLOYEE’s Separation Date, less applicable tax withholdings and deductions. Payment of the Separation Payment will be in equal installments over the course of the Separation Period in accordance with EMPLOYER's normal payroll practices, but no less frequently than monthly.
b.Provided EMPLOYEE timely and properly elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for medical,

dental and/or vision benefits, EMPLOYER will reimburse EMPLOYEE for EMPLOYER’s portion of the monthly COBRA premium paid by EMPLOYEE for EMPLOYEE and EMPLOYEE’s covered dependents for the same number of weeks in the Separation Period. EMPLOYEE will remain responsible for EMPLOYEE’s portion of the COBRA premium at the same level of similarly situated active employees. EMPLOYEE and EMPLOYEE’s covered dependents must have been enrolled in coverage prior to EMPLOYEE’s termination of employment to be eligible for the premium subsidy. Such reimbursement may either (x) be paid to EMPLOYEE on the first payroll date of the month immediately following the month in which EMPLOYEE timely remits the premium payment, or (y) be remitted directly to the COBRA administrator on EMPLOYEE’s behalf. EMPLOYEE will be eligible to receive such reimbursement until the earliest of: (A) the expiration of EMPLOYEE’s Separation Period; (B) the date EMPLOYEE is no longer eligible to receive COBRA continuation coverage; (C) the date on which EMPLOYEE becomes eligible to receive substantially similar coverage from another employer or other source; or (D) EMPLOYEE fails to remit payment for EMPLOYEE’s portion of the COBRA premium.
The Separation Payment and other separation benefits described in this paragraph shall not be paid or provided until after the 7-day revocation period (Paragraph 10) has ended and EMPLOYEE has not revoked this Agreement. EMPLOYER shall issue a Form W-2 for such Separation Payment and other separation benefits. EMPLOYEE agrees that the Separation Payment and other separation benefits are not otherwise due and owing to EMPLOYEE and that EMPLOYEE is not otherwise entitled to any sum of money from EMPLOYER.
3.Release. EMPLOYEE, on EMPLOYEE’s own behalf and on behalf of EMPLOYEE’s heirs, beneficiaries, executors, administrators, and assigns, releases EMPLOYER and each and every one of its affiliates, subsidiaries, parent corporation, and its respective agents, present and former owners, directors, officers, executives, employees, predecessors and/or successors in interest, attorneys, and assigns (collectively hereinafter the “EMPLOYER Releasees”) from any and all claims, damages and causes of action of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, which have arisen between EMPLOYEE and EMPLOYER up to the execution date of this Agreement by the parties (collectively hereinafter “Claims”) as follows:
a.Full and General Release. EMPLOYEE agrees to release and forever discharge EMPLOYER and the EMPLOYER Releasees from any and all Claims, including but not limited to, any Claims EMPLOYEE may have relating to EMPLOYEE’s employment with EMPLOYER; Claims for breach of an actual or implied contract; Claims under any severance pay plan or policy with or provided by EMPLOYER, including the Benson Hill, Inc. Executive Severance Plan; Claims of unjust or tortious discharge; Claims of negligence, intentional or negligent infliction of emotional distress, negligent hire/retention/supervision, or tortious interference with contract or business expectancy; Claims of defamation, libel, and/or slander; Claims under the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Civil Rights Act of 1964, 42 U.S.C. § 2000 et seq., the

Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq. as amended by the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), the Fair Labor Standards Act of 1938, 29 U.S.C. § 201 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., the False Claims Act, 31 U.S.C. § 3729 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq., the Missouri Human Rights Act, Mo. REV. STAT. § 213.010 et seq., the Missouri Service Letter Statute, Mo. REV. STAT. § 290.140, the Missouri Wage Payment Act, Mo. REV. STAT. § 290.010 et seq., the Missouri Employment Security Act, Mo. REV. STAT. § 288.010 et seq., the Missouri Merchandising Practices Act, Mo. REV. STAT. § 407.913 et seq., the Missouri Equal Pay Law, Mo. REV. STAT. § 290.400 et seq., the Missouri Handicap Discrimination Statute, Mo. REV. STAT. § 209.150. Claims relating to EMPLOYEE’s application for hire, employment, or termination thereof; and any Claims which EMPLOYEE may have arising under or in connection with any and all local, state or federal ordinances, statutes, rules, regulations, executive orders or common law, up to and including the date of EMPLOYEE’s execution of this Agreement.
b.ADEA Release. EMPLOYEE agrees to release and forever discharge EMPLOYER and the EMPLOYER Releasees from any and all Claims relating to EMPLOYEE’s employment with EMPLOYER arising under the Age Discrimination in Employment Act (“ADEA'”), 29 U.S.C. § 621 et seq., and as modified by the Older Workers’ Benefits Protection Act, 29 U.S.C. § 626(f), against EMPLOYER and the EMPLOYER Releasees. Nothing in this Agreement shall limit or restrict EMPLOYEE's right under the ADEA to challenge the validity of EMPLOYEE’s ADEA release in a court of law. However, EMPLOYEE nevertheless understands that the waiver and release contained in this paragraph still applies to EMPLOYEE’s ADEA Claims and that EMPLOYEE has waived all ADEA Claims as part of this Agreement. EMPLOYEE further understands that in any suit brought under the ADEA, EMPLOYEE would not be entitled to any damages or other relief unless the waiver in this paragraph was deemed to be invalid.
Nothing in this Agreement shall interfere with EMPLOYEE’s right to initiate, cooperate, or participate in an investigation or proceeding conducted by the EEOC, NLRB, or any other federal or state regulatory or law enforcement agency. However, the consideration provided to EMPLOYEE in this Agreement shall be the sole relief provided to EMPLOYEE and he will not be entitled to recover and agrees to waive any monetary benefits or recovery against EMPLOYER in connection with any such claim, charge, or proceeding without regard to who has brought such charge or complaint.
4.    Indemnification. EMPLOYEE agrees to be responsible for any taxes owing as a result of any payments made to EMPLOYEE under this Agreement, and EMPLOYEE agrees that

EMPLOYEE will indemnify EMPLOYER and/or any of the EMPLOYER Releasees for any taxes, penalties, and attorneys’ fees and costs subsequently imposed on EMPLOYER and/or any of the EMPLOYER Releasees attributable to the Separation Payment and other separation benefits set out in Paragraph 2 of this Agreement. It is understood and agreed that, with the exception of (i) EMPLOYEE’s rights under this Agreement and (ii) any of the EMPLOYEE’s rights to indemnification as provided in the Second Amended and Restated Certificate of Incorporation of Benson Hill, Inc., the Second Amended and Restated Bylaws of Benson Hill, Inc., the indemnity agreement entered into between the EMPLOYER and EMPLOYEE for his service as an officer of the EMPLOYER, and in the applicable directors and officers liability insurance maintained by the EMPLOYER, all of which shall remain fully binding and in full effect subsequent to the execution of this Agreement, the release set forth in Paragraph 3 is intended and shall be deemed to be a full and complete release of any and all claims that the EMPLOYEE may or might have against the EMPLOYER Releases arising out of any occurrence on or before the Separation Date and this Agreement is intended to cover and does cover any and all future damages not now known to the EMPLOYEE or which may later develop or be discovered, including all causes of action arising out of or in connection with any occurrence on or before the Separation Date.
5.Incorporation and Survival of Benson Hill Loyalty Agreement. EMPLOYEE agreed to and executed a Benson Hill Loyalty Agreement (the “Loyalty Agreement”) during EMPLOYEE’s employment, and a copy of that Loyalty Agreement is attached as Attachment A. EMPLOYEE agrees that such Loyalty Agreement is expressly incorporated by reference to this Agreement and remains in full force and effect.
6.Nondisparagement. EMPLOYEE shall not at any time make any negative or disparaging statements or remarks to the media or others regarding EMPLOYER, the EMPLOYER Releasees, or any of their products or services. In addition, EMPLOYEE shall not make any deliberately or maliciously false statements or remarks regarding the operations or employees of the EMPLOYER or any EMPLOYER Releasee. EMPLOYER agrees that it will not make any negative or disparaging statements or remarks to the media or others regarding EMPLOYEE, however, EMPLOYER is not responsible for statements made by individuals or entities who are not signatories to this Agreement unless such statements are made with the specific knowledge and authorization of EMPLOYER’s signatory herein. For purposes of this paragraph, “statements or remarks” shall include, but are not limited to, statements or remarks made verbally, in writing, electronically or otherwise. This paragraph shall not prohibit either party from making truthful statements in compliance with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency or arbitral proceeding, provided that such compliance does not exceed that required by the law, regulation, or order. EMPLOYEE acknowledges and agrees that this nondisparagement paragraph is the stated preference of EMPLOYEE and mutually beneficial to the parties.
7.Confidentiality. EMPLOYEE agrees not to discuss the terms of this Agreement to any non-party other than EMPLOYEE’s spouse, children, legal advisor, or financial advisor, if any, provided each such person also agrees not to discuss the terms of this Agreement.
Notwithstanding the foregoing, this provision is not intended, and should not be interpreted, to preclude EMPLOYEE from engaging in any activities protected under the National Labor Relations

Act, such as discussing with other individuals wages, benefits, or terms and conditions of employment of EMPLOYER or its affiliates. Furthermore, nothing in these confidentiality requirements prohibits EMPLOYEE from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. EMPLOYEE need not obtain the prior authorization from EMPLOYER to make any such reports or disclosures, and EMPLOYEE is not required to notify EMPLOYER that EMPLOYEE has made such reports or disclosures. EMPLOYEE acknowledges and agrees that this confidentiality section is the stated preference of EMPLOYEE and mutually beneficial to the parties.
8.    Non-Admission. The parties to this Agreement agree that nothing herein is an admission by any party hereto of any wrongdoing, either in violation of an applicable law or otherwise, and that nothing in this Agreement is to be construed as such by any person.
9.    Consultation with Attorney/Time for Consideration. EMPLOYEE agrees that EMPLOYEE has been represented by an attorney and has been given a reasonable period of time to consider this Agreement. EMPLOYEE also acknowledges that EMPLOYEE has voluntarily entered into this Agreement of EMPLOYEE's own free will based only upon the terms and conditions set out herein. Further, EMPLOYEE acknowledges and agrees EMPLOYEE has twenty-one (21) calendar days from the date of receipt to sign and accept it the ("Consideration Period"). EMPLOYEE understands that EMPLOYEE may use as much or as little of the Consideration Period as EMPLOYEE wishes prior to deciding whether to sign this Agreement. However, EMPLOYEE may not sign this Agreement before Employee's Separation Date. EMPLOYEE and EMPLOYER agree that changes to the Agreement, whether material or immaterial, do not restart the running of this Consideration Period. EMPLOYER is not required to provide the Separation Payment or other benefits described in Paragraph 2 unless EMPLOYEE executes this Agreement within the Consideration Period and does not exercise his right to revoke it.
10.    Revocation Period. The Parties agree that this Agreement shall not be effective until the expiration of seven (7) calendar days after it is signed by EMPLOYEE if EMPLOYEE has not revoked EMPLOYEE's acceptance hereof, and during that seven (7) day period EMPLOYEE may revoke EMPLOYEE'S acceptance of this Agreement. If EMPLOYEE chooses to revoke his acceptance of this Agreement, EMPLOYEE must notify Allyson Pegues at 1001 N Warson Road, Suite 300, St. Louis, MO 63132, in writing, delivered no later than seven (7) calendar days after EMPLOYEE signs this Agreement. EMPLOYEE acknowledges and agrees that, if not revoked, this Agreement shall become final and binding upon expiration of said seven (7) calendar day period, and the "Effective Date" of this Agreement shall be the first day following said seven  (7) day period.
11.    Choice of Law. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.
12.Entire Agreement and Severability. The parties agree that this Agreement may not be modified, altered, amended, or otherwise changed except upon written consent by each of the parties hereto. Except as expressly stated herein, this Agreement constitutes the entire agreement among the parties and there are no other understandings or agreements, written or oral, among them on the subject. Should any provision of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, the parties agree that the remaining provisions shall remain in full force and effect.
13.Miscellaneous. This Agreement will not be binding on any party until signed by all parties or their representatives. Separate copies of this document shall constitute original documents that may be signed separately but which together shall constitute a single agreement. This Agreement shall be effective as of the date of the last signature.
14.Code Section 409A. This Agreement is intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. Notwithstanding the foregoing, EMPLOYER makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall EMPLOYER be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A. EMPLOYEE agrees to be responsible for any taxes owing as a result of any payments made to EMPLOYEE under this Agreement
[Signature page follows, remainder of page intentionally left blank.]

I HAVE READ THIS RELEASE AGREEMENT AND, UNDERSTANDING ALL OF ITS TERMS, I SIGN IT AS MY FREE ACT AND DEED.

	EMPLOYEE		EMPLOYER

By:
	Yevgeny Fundler		Adrienne Elsner
		Title:	Chief Executive Officer

Date:		Date: